F-1

                                                              EXHIBIT 11.1
                          NORTEK, INC. AND SUBSIDIARIES
          CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE


                                         1993           1992        1991
                                         ----           ----        ----
Calculation of the number of shares to
be used in computing earnings per share:

Weighted average common and special
 common shares issued during the
 period                              16,598,819     16,542,132   16,514,312

Less average common and special common
 shares held in the Treasury        (4,066,602)    (3,965,771)  (3,053,842)

                                     ----------     ----------   ----------
Weighted average number of common and
 special common shares outstanding
 during the period                   12,532,217     12,576,361   13,460,470

Dilutive effect of stock options
 considered common stock                 90,215         69,043          ---

                                     ----------     ----------   ----------
Weighted average number of common and
 common equivalent shares outstanding
 during ther period                  12,622,432     12,645,404   13,460,470
                                     ==========     ==========   ==========

Calculation of the number of shares to
be used in computing fully diluted
earnings per share:

Weighted average number of common and
 special common shares outstanding
 during the period                   12,532,217     12,576,361   13,460,470

Dilutive effect of stock options
 considered common stock equivalents
 computed under the treasury stock
 method using the greater of the
 price at the end of the period or
 the average price during the
 period                                 109,571         78,552          ---

Dilutive effect of assuming conversion
 of the Company's
 7-1/2% convertible debentures          720,507        755,971      794,666
 9% convertible debentues                   ---            ---       56,697
                                     ----------     ----------   ----------
                                     13,362,295     13,410,884   14,311,833
                                     ==========     ==========   ==========

Note: Earnings (loss) per share calculations for the years ended December 31, 1993, 1992 and 1991 do not include the effect of common stock equivalents or convertible debentures (and the reduction in related expense) because the assumed exercise of stock options and the conversion of debentures is anti-dilutive for the net loss per share amounts.
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